UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2009 (April 1, 2009)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	001-31470	33-0430755
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2009, Plains Exploration & Production Company (“PXP”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, relating to the public offering of $200,000,000 in aggregate principal amount of its 10% Senior Notes due 2016 (the “Notes”). The offering was made pursuant to PXP’s shelf registration statement on Form S-3 (File No. 333-141110), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 7, 2007, as amended by Amendment No. 1 thereto, which became effective upon filing with the SEC on June 11, 2007, Amendment No. 2 thereto, which became effective upon filing with the SEC on May 20, 2008 and Amendment No. 3 thereto, which became effective upon filing with the SEC on March 3, 2009. The Notes are additional notes of the series originally issued by PXP on March 6, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements by PXP, and customary conditions to closing, indemnification obligations of PXP and the underwriter, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Notes

On April 6, 2009, PXP completed the public offering of the Notes. PXP intends to use the net proceeds from the offering of approximately $181 million, after deducting original issue discount, underwriting discounts and estimated offering expenses, for general corporate purposes, including future capital expenditures.

The terms of the Notes are governed by an Indenture dated as of March 13, 2007, between PXP and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture dated March 6, 2009 (the “Supplemental Indenture”), by and among PXP, the guarantors listed therein and the Trustee.

The Supplemental Indenture, including the form of the Notes, is incorporated by reference into this Current Report as set forth on Exhibit 4.1.

Relationships

The underwriter and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 1.1 – Underwriting Agreement, dated April 1, 2009, by and among PXP, the guarantors parties thereto and Morgan Stanley & Co. Incorporated.

Exhibit 4.1 – Ninth Supplemental Indenture, dated March 6, 2009, to Indenture, dated as of March 13, 2007, among PXP, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as trustee (including form of the Notes) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 6, 2009, File No. 001-31470).

Exhibit 5.1 – Opinion of Akin Gump Strauss Hauer & Feld LLP.

Exhibit 23.1 – Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 6, 2009	/s/ Cynthia A. Feeback
Cynthia A. Feeback Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 1.1 – Underwriting Agreement, dated April 1, 2009, by and among PXP, the guarantors parties thereto and Morgan Stanley & Co. Incorporated.

Exhibit 4.1 – Ninth Supplemental Indenture, dated March 6, 2009, to Indenture, dated as of March 13, 2007, among PXP, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as trustee (including form of the Notes) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 6, 2009, File No. 001-31470).

Exhibit 5.1 – Opinion of Akin Gump Strauss Hauer & Feld LLP.

Exhibit 23.1 – Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).

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